Press Contact: Dana Stelsel Corporate Communications Manager (765) 771-5766	Investor Relations: Jeff Taylor Senior Vice President and Chief Financial Officer (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces

Fourth Quarter and Full Year 2013 Results

•	Record net sales of $1.64 billion for full year 2013, up 11.9 percent over prior year

•	Record operating income of $103.2 million for full year 2013, up 46.4 percent over prior year

•	Record quarterly net sales of $458 million for 4th quarter 2013, up 10.2 percent over prior year

•	Record annual gross profit and profit margins of $215.1 million and 13.2 percent, respectively

LAFAYETTE, Ind. – February 5, 2014 – Wabash National Corporation (NYSE: WNC) reported fourth quarter 2013 net income of $10.4 million, or $0.15 per diluted share on record quarterly net sales of $458 million compared to fourth quarter 2012 net income of $80.2 million, or $1.16 per diluted share on net sales of $416 million. The Company’s fourth quarter 2013 results include the impact of an early extinguishment of debt charge totaling $0.6 million related to a $20 million term loan prepayment made in December 2013. Excluding the impact of this item, non-GAAP adjusted earnings for the fourth quarter were $10.8 million, or $0.15 per diluted share. Earnings for the quarter ended December 31, 2012 included an income tax benefit of $59.0 million, or $0.86 per diluted share, primarily related to the reversal of the Company’s valuation allowance against its net deferred tax assets. Excluding the income tax benefit and other one-time charges of $0.5 million related to the acquisitions of Walker Group Holdings (“Walker”) on May 8, 2012 and certain assets of Beall Corporation (“Beall”) on February 4, 2013, non-GAAP adjusted earnings were $21.7 million, or $0.32 per diluted share for the fourth quarter of 2012. Furthermore, if the tax rate used in computing the fourth quarter of 2012 results was 40 percent, consistent with the tax rate in 2013, non-GAAP adjusted earnings per share for the fourth quarter of 2012 would have been reduced to $0.19 per diluted share.

For the twelve months ended December 31, 2013 the Company reported net income of $46.5 million, or $0.67 per diluted share, on net sales of $1.64 billion, compared to net income of $105.6 million, or $1.53 per diluted share, on net sales of $1.46 billion for the twelve months ended December 31, 2012. Full year 2013 results included one-time charges of $2.8 million, or $0.03 per diluted share, related to the early extinguishment of debt and the acquisitions of Walker and certain assets of Beall. Full year 2012 results included one-time charges of $18.2 million, or $0.27 per diluted share, related to the acquisitions of Walker and certain assets of Beall as well as the income tax benefit from the reversal of the Company’s valuation allowance against its net deferred tax assets. Excluding the impact of these items, non-GAAP adjusted earnings for full year 2012 were $64.8 million, or $0.95 per diluted share. Furthermore, if the tax rate used in computing prior period results was 40 percent, consistent with the tax rate in 2013, non-GAAP adjusted earnings per share for the full year 2012 would have been lowered to $0.57 per diluted share.

The Company reported operating income of $24.1 million for the fourth quarter of 2013, compared to operating income of $29.2 million for the fourth quarter of 2012. Operating EBITDA, a non-GAAP measure that excludes the effects of costs related to the acquisitions of Walker and certain assets of Beall, as well as other recurring and non-recurring items, for the fourth quarter of 2013 was $35.6 million, a decrease of $3.2 million compared to operating EBITDA for the previous year period. For full year 2013, the Company generated operating EBITDA of $149.9 million, or 9.2 percent of net sales, as compared to $118.5 million, or 8.1 percent of net sales, for the previous year period. The year-over-year improvement in operating performance is attributable to the successful execution of the Company’s growth strategy and disciplined approach to improving profitability, including an improved mix of higher-margin trailer orders driven by a focus on margin over volume, diversification into higher-margin opportunities through the acquisitions of Walker and certain assets of Beall as well as the organic growth of the Diversified Products Group, and operational improvements in the manufacturing facilities.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
	December 31,		March 31,		June 30,		September 30,		December 31,
(Dollars in thousands)	2012		2013		2013		2013		2013

Net Sales	$415,847		$324,229		$413,126		$439,977		$458,354

Gross Profit Margin	13.1%		13.0%		14.2%		14.0%		11.5%

Income from Operations	$29,231	(1)	$14,856	(1)	$30,452	(1)	$33,830	(1)	$24,053

Net Income	$80,184	(1)(2)	$5,735	(1)	$14,135	(1)	$16,236	(1)	$10,423

Diluted EPS	$1.16		$0.08		$0.20		$0.23		$0.15

Non-GAAP Measures(3):

Operating EBITDA	$38,834		$27,134		$42,246		$44,873		$35,637

Operating EBITDA Margin	9.3%		8.4%		10.2%		10.2%		7.8%

Adjusted Earnings	$21,678		$6,106		$14,697		$16,616		$10,770

Adjusted Diluted EPS	$0.32		$0.09		$0.21		$0.24		$0.15

Notes:

(1)	Quarterly Income from Operations and Net Income include charges of $0.5 million, $0.6 million, $0.2 million and less than $0.1 million for the quarterly periods beginning with the fourth quarter of 2012 and ending with the third quarter of 2013, respectively, in connection with the Company’s acquisitions of Walker and certain assets of Beall.
(2)	Net income for the fourth quarter of 2012 includes an income tax benefit of $59.0 million primarily related to the reversal of a U.S. valuation allowance against its deferred tax assets.
(3)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, president and chief executive officer, stated, “Overall, 2013 was truly a transformational and record setting year for Wabash National. Growth initiatives driven by our long-term strategic plan to transform the company into a diversified industrial manufacturer continued to gain traction and momentum throughout the year. We’re now beginning to realize the full benefits of the strategic actions we’ve taken in the financial and operating performance being delivered by all segments of the business, as demonstrated by record net sales of $1.64 billion, record gross profit of $215.1 million, and a 200 basis point improvement in gross margin to 13.2 percent. Our performance for the year further substantiates the significant progress we have made in our transformation efforts, and underscores our commitment to long-term profitable growth. Additionally, we continue to implement further operational improvements throughout the business while integrating our strategic acquisitions, and remain committed to enhancing our long-term margin and growth profile.”

Mr. Giromini continued, “New trailer shipments of 46,800 for the year were consistent with our previous full year guidance of 46,000 to 47,000 trailers. We look forward to 2014 with a healthy backlog of orders totaling $711 million and a trailer demand forecast well above replacement levels for the third consecutive year. As fleet age, customer profitability, used trailer values, regulatory compliance and access to financing all support continued demand for new trailers, we believe 2014 has the potential to exceed the record performances achieved in 2013.”

Fourth Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the fourth quarter of 2013 and 2012, respectively. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial	Diversified
	Trailer Products	Products	Retail
Three months ended December 31,
2013
New trailers shipped	13,500	800	700
Net sales	$323,825	$122,366	$46,511
Gross profit	$20,961	$26,110	$4,498
Gross profit margin	6.5%	21.3%	9.7%
Income from operations	$14,288	$13,488	$8
Income from operations margin	4.4%	11.0%	0.0%

2012
New trailers shipped	10,200	800	900
Net sales	$258,048	$143,405	$46,722
Gross profit	$18,742	$30,811	$4,891
Gross profit margin	7.3%	21.5%	10.5%
Income from operations	$12,755	$20,288	$570
Income from operations margin	4.9%	14.1%	1.2%

Commercial Trailer Products’ net sales increased $66 million or 25.5 percent, on 13,500 trailers, or 3,300 more trailers than the prior year period. This increase in revenue was primarily due to the 32.4 percent increase in trailer shipments during the quarter offset by a 6.1% reduction in average selling prices compared to the prior year period due to customer and product mix. As a result, gross profit increased $2.2 million as compared to the same period last year, but gross margins declined 80 basis points to 6.5 percent compared to the prior year period. Operating income increased to $14.3 million, or $1.5 million higher than the fourth quarter last year due to increased volume and continued operational improvements.

Diversified Products’ net sales decreased $21 million, or 14.7 percent, primarily attributed to a change in mix of product shipments as compared to the previous year period. Compared to the prior year period, gross profits and margins declined $4.7 million and 20 basis points, respectively, due primarily to the reduced volume levels. Operating income decreased $6.8 million, as compared to the same period last year, primarily due to lower net sales and increased intangible amortization charges associated with the recent acquisitions of Walker and certain assets of Beall.

Retail’s net sales of $47 million were consistent with the prior year period as lower shipments of new trailer were offset by higher parts and service demand. However, gross profit margins declined 80 basis points to 9.7 percent due to increased cost of services in order to support strategic growth initiatives. Operating income decreased $0.6 million during the fourth quarter of 2013 as compared to the same period last year due to higher selling and administrative expenses related to our strategic growth initiatives.

2014 Outlook

Mr. Giromini further commented, “We expect to continue the momentum from 2013 into 2014 with strong trailer demand, top-line and bottom-line growth across all business segments and the continued execution of our growth and diversification strategy. The demand environment for trailers remained healthy throughout 2013, as evidenced by our current backlog exceeding $711 million, an increase from the prior year of approximately $45 million or 7%. In addition, current industry forecasts point to strong demand levels throughout 2014 with projections well above replacement demand and exceeding 2013 levels. Based on our current quote and order activities, our existing backlog and customer feedback regarding their current year needs, we expect 2014 demand will exceed 2013.”

Term Loan Voluntary Partial Prepayment

The Company made its third voluntary term loan partial prepayment in the amount of $20 million in December. At current interest rate levels, these partial payments in addition to the closing of the amendment and repricing of the term loan facility in May 2013 have successfully reduced the Company’s annual cash interest costs by approximately $7 million. Jeff Taylor, senior vice president and chief financial officer commented, “The strong cash flow from operations and overall financial performance provided us the ability to voluntarily prepay a portion of our outstanding balances on our term loan facility. Managing our capital structure will remain a priority throughout 2014, and the $60 million in voluntary term loan prepayments made during 2013 demonstrates our continued commitment to executing against our plan.”

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contain non-GAAP financial measures, including Operating EBITDA, Operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as certain charges in connection with the Company’s acquisitions of Walker and certain assets of Beall. Management believes Operating EBITDA provides useful information to investors regarding our results of operations. The Company provides this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of Operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring charges related to the Company’s acquisitions of Walker and certain assets of Beall, the impact of the release of the valuation allowances recorded against the Company’s net deferred tax assets as well as one-time costs related to losses incurred on the early extinguishment of debt for the term loan prepayments made during 2013. Management believes providing this measure and excluding these items facilitate comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

Fourth Quarter 2013 Conference Call

Wabash National will conduct a conference call to review and discuss its fourth quarter and full year results on February 6, 2014, at 10:00 a.m. EST.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through May 1, 2014. Meeting access also will be available via conference call at 888-771-4371, participant code 36503363.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified manufacturer and North America’s leading producer of semi trailers and liquid transportation systems. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, platform trailers, intermodal equipment, liquid tank trailers, frac tanks, engineered products, and composite products. Wabash National operates three wholly-owned subsidiaries: Transcraft Corporation, Walker Group Holdings LLC, and Wabash National Trailer Centers, Inc. Its innovative products are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, ArcticLite®, Walker Transport, Walker Stainless Equipment, Walker Defense Group, Walker Barrier Systems, Walker Engineered Products, Brenner® Tank, Garsite, Progress Tank, TST, Bulk Tank International, Beall® and Extract Technology®. To learn more, visit www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for new trailer shipments and Operating EBITDA, backlog, expectations regarding trailer demand levels, profitability and earnings capacity, ability to manage the capital structure, opportunity to capture higher margin sales, and the benefits of the acquisitions of Walker and certain assets of Beall. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, dependence on industry trends and timing, costs of indebtedness incurred in connection with the acquisition of Walker and the failure to achieve the benefit of the Walker acquisition and Beall asset purchase. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Net sales	$458,354	$415,847	$1,635,686	$1,461,854
Cost of sales	405,767	361,508	1,420,563	1,298,031
Gross profit	52,587	54,339	215,123	163,823

General and administrative expenses	15,458	13,881	58,666	44,751
Selling expenses	7,568	7,477	30,597	23,589
Amortization of intangibles	5,508	3,415	21,786	10,590
Acquisition expenses	-	335	883	14,409
Income from operations	24,053	29,231	103,191	70,484

Other income (expense):
Interest expense	(5,944)	(7,790)	(26,308)	(21,724)
Loss on debt extinguishment	(585)	-	(1,889)	-
Other, net	25	(248)	2,629	(97)
Income before income taxes	17,549	21,193	77,623	48,663
Income tax expense (benefit)	7,126	(58,991)	31,094	(56,968)
Net income	$10,423	$80,184	$46,529	$105,631
Basic and diluted net income per share	$0.15	$1.16	$0.67	$1.53

Comprehensive income
Net income	$10,423	$80,184	$46,529	$105,631
Foreign currency translation adjustment	(114)	(70)	(266)	248
Net comprehensive income	$10,309	$80,114	$46,263	$105,879

Basic net income per share:
Net income applicable to common stockholders	$10,423	$80,184	$46,529	$105,631
Undistributed earnings allocated to participating securities	(112)	(723)	(457)	(904)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$10,311	$79,461	$46,072	$104,727
Weighted average common shares outstanding	68,513	68,376	68,460	68,325
Basic net income per share	$0.15	$1.16	$0.67	$1.53

Diluted net income per share:
Net income applicable to common stockholders	$10,423	$80,184	$46,529	$105,631
Undistributed earnings allocated to participating securities	(112)	(723)	(457)	(904)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$10,311	$79,461	$46,072	$104,727

Weighted average common shares outstanding	68,513	68,376	68,460	68,325
Dilutive shares from assumed conversion of convertible senior notes	253	-	63	-
Dilutive stock options and restricted stock	859	253	558	239
Diluted weighted average common shares outstanding	69,625	68,629	69,081	68,564
Diluted net income per share	$0.15	$1.16	$0.67	$1.53

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Dollars in thousands)
(Unaudited)

	Commercial	Diversified		Corporate and
	Trailer Products	Products	Retail	Eliminations	Consolidated
Three Months Ended December 31,
2013
New trailers shipped	13,500	800	700	(800)	14,200
Used trailers shipped	1,900	-	300	-	2,200

New Trailers	$307,345	$54,062	$22,289	$(19,098)	$364,598
Used Trailers	13,036	746	3,067	-	16,849
Components, parts and service	817	21,277	20,543	(4,424)	38,213
Equipment and other	2,627	46,281	612	(10,826)	38,694
Total net external sales	$323,825	$122,366	$46,511	$(34,348)	$458,354

Gross profit	$20,961	$26,110	$4,498	$1,018	$52,587
Income (Loss) from operations	$14,288	$13,488	$8	$(3,731)	$24,053

2012
New trailers shipped	10,200	800	900	(800)	11,100
Used trailers shipped	900	-	400	-	1,300

New Trailers	$248,148	$58,682	$23,195	$(19,723)	$310,302
Used Trailers	6,917	588	3,128	-	10,633
Components, parts and service	1,420	16,201	19,039	(4,361)	32,299
Equipment and other	1,563	67,934	1,360	(8,244)	62,613
Total net external sales	$258,048	$143,405	$46,722	$(32,328)	$415,847

Gross profit	$18,742	$30,811	$4,891	$(105)	$54,339
Income (Loss) from operations	$12,755	$20,288	$570	$(4,382)	$29,231

Twelve Months Ended December 31,
2013
New trailers shipped	43,800	3,000	3,000	(3,000)	46,800
Used trailers shipped	4,300	100	1,300	-	5,700

New Trailers	$1,031,004	$204,812	$82,995	$(71,888)	$1,246,923
Used Trailers	33,443	3,158	12,819	(5)	49,415
Components, parts and service	7,420	106,312	81,405	(14,811)	180,326
Equipment and other	9,378	187,698	4,267	(42,321)	159,022
Total net external sales	$1,081,245	$501,980	$181,486	$(129,025)	$1,635,686

Gross profit	$77,337	$115,096	$20,122	$2,568	$215,123
Income (Loss) from operations	$51,485	$64,808	$2,885	$(15,987)	$103,191

2012
New trailers shipped	43,700	2,000	2,800	(2,900)	45,600
Used trailers shipped	3,100	100	1,600	-	4,800

New Trailers	$1,026,759	$131,236	$73,524	$(67,665)	$1,163,854
Used Trailers	23,534	1,887	14,762	-	40,183
Components, parts and service	4,085	75,746	65,914	(13,998)	131,747
Equipment and other	8,911	147,124	3,445	(33,410)	126,070
Total net external sales	$1,063,289	$355,993	$157,645	$(115,073)	$1,461,854

Gross profit	$69,662	$78,007	$16,756	$(602)	$163,823
Income (Loss) from operations	$47,314	$49,824	$2,922	$(29,576)	$70,484

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets
Cash	$113,262	$81,449
Accounts receivable	120,358	96,590
Inventories	184,173	189,487
Deferred income taxes	30,713	42,330
Prepaid expenses and other	9,632	8,239
Total current assets	$458,138	$418,095

Property, plant and equipment	142,082	132,146

Deferred income taxes	3,591	21,894

Goodwill	149,967	146,444

Intangible assets	159,181	171,990

Other assets	10,612	12,057
	$923,571	$902,626

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$3,245	$3,381
Current portion of capital lease obligations	1,609	1,140
Accounts payable	112,151	87,299
Other accrued liabilities	99,358	104,873
Total current liabilities	$216,363	$196,693

Long-term debt	358,890	416,849

Capital lease obligations	6,851	3,781

Deferred income taxes	1,234	1,065

Other noncurrent liabilities	17,854	15,511

Commitments and contingencies

Stockholders' equity	322,379	268,727
	$923,571	$902,626

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Twelve Months Ended December 31,
	2013	2012
	(Unaudited)

Cash flows from operating activities
Net income	$46,529	$105,631
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	16,550	14,975
Amortization of intangibles	21,786	10,590
Net loss on sale of assets	140	203
Loss on debt extinguishment	1,889	-
Deferred income taxes	30,089	(57,283)
Stock-based compensation	7,480	5,149
Accretion of debt discount	4,643	2,972
Changes in operating assets and liabilities
Accounts receivable	(23,691)	1,180
Inventories	6,260	41,696
Prepaid expenses and other	(3,893)	736
Accounts payable and accrued liabilities	18,082	(46,786)
Other, net	2,805	(3,046)
Net cash provided by operating activities	$128,669	$76,017

Cash flows from investing activities
Capital expenditures	(18,352)	(14,916)
Acquisition, net of cash acquired	(15,985)	(364,012)
Proceeds from sale of property, plant and equipment	305	607
Other	2,500	(2,500)
Net cash used in investing activities	$(31,532)	$(380,821)

Cash flows from financing activities
Proceeds from exercise of stock options	600	354
Borrowings under revolving credit facilities	1,166	206,015
Payments under revolving credit facilities	(1,166)	(271,015)
Principal payments under capital lease obligations	(1,700)	(1,629)
Proceeds from issuance of convertible senior notes	-	145,500
Proceeds from issuance of term loan credit facility, net of issuance costs	-	292,500
Principal payments under term loan credit facility	(62,827)	(2,250)
Proceeds from issuance of industrial revenue bond	-	2,500
Principal payments under industrial revenue bond	(381)	-
Debt issuance costs paid	(981)	(5,134)
Stock repurchase	(35)	(564)
Net cash (used in) provided by financing activities	$(65,324)	$366,277

Net increase in cash	$31,813	$61,473
Cash at beginning of period	81,449	19,976
Cash at end of period	$113,262	$81,449

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share amounts)
(Unaudited)

Operating EBITDA:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income	$10,423	$80,184	$46,529	$105,631
Income tax expense (benefit)	7,126	(58,991)	31,094	(56,968)
Interest expense	5,944	7,790	26,308	21,724
Depreciation and amortization	9,629	7,730	38,336	25,565
Stock-based compensation	1,955	1,538	7,480	5,149
Acquisition expenses and related charges	-	335	883	17,309
Other non-operating expense (income)	560	248	(740)	97
Operating EBITDA	$35,637	$38,834	$149,890	$118,507

	Three Months Ended
	March 31,	June 30,	September 30,
	2013	2013	2013
Net income	$5,735	$14,135	$16,236
Income tax expense	3,824	9,407	10,737
Interest expense	7,535	6,577	6,252
Depreciation and amortization	9,776	9,531	9,400
Stock-based compensation	1,884	2,024	1,617
Acquisition expenses and related charges	618	239	26
Other non-operating (income) expense	(2,238)	333	605
Operating EBITDA	$27,134	$42,246	$44,873

Adjusted Earnings:

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2013		2012		2013		2012
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$10,423	$0.15	$80,184	$1.17	$46,529	$0.67	$105,631	$1.54

Adjustments:
Income tax benefit, net	-	-	(58,991)	(0.86)	-	-	(58,991)	(0.86)
Loss on debt extinguishment, net of taxes	347	-	-	-	1,132	0.02	-	-
Acquisition expenses, net of taxes	-	-	335	-	529	0.01	14,409	0.21
Impact of acquired profit in inventories and short term intangible amortization	-	-	150	-	-	-	3,800	0.06

Adjusted earnings	$10,770	$0.15	$21,678	$0.32	$48,190	$0.70	$64,849	$0.95

Weighted Average # of Diluted Shares O/S	69,625		68,629		69,081		68,564

	Three Months Ended
	March 31, 2013		June 30, 2013		September 30, 2013
	$	Per Share	$	Per Share	$	Per Share

Net Income	$5,735	$0.08	$14,135	$0.21	$16,236	$0.24

Adjustments:
Loss on debt extinguishment, net of taxes	-	-	419	0.01	364	0.01
Acquisition expenses, net of taxes	371	0.01	143	-	16	-

Adjusted earnings	$6,106	$0.09	$14,697	$0.21	$16,616	$0.24

Weighted Average # of Diluted Shares O/S	68,828		68,858		69,011